STOCK PURCHASE AGREEMENT


         THIS AGREEMENT ("Agreement") is made this ______ day of December, 1995, by and among The Rotor Tool L.P., a Delaware limited partnership ("Seller"), The Rotor Tool Company, a Delaware corporation, with its principal place of business at 26300 Lakeside Avenue, Euclid, Ohio 44132 (the "Company"), and INTOOL, Inc., a Delaware corporation, with its principal place of business at 2121 San Jacinto Street, Dallas, Texas 75201 ("Buyer").

                                 R E C I T A L S

         1. Seller owns 416,925 shares of common stock of the Company which constitute all of the issued and outstanding shares of capital stock of the Company (the "Shares"). The Company operates the business of designing, engineering, manufacturing, marketing, distributing and selling high quality, semi-customized, portable pneumatic and D.C. electric tools, especially adapted for assembly line or other specialty applications (as currently conducted, the "Business") at its facility in Euclid, Ohio.

         2. Seller desires to sell and Buyer desires to purchase all the Shares on the terms and conditions set forth in this Agreement.

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, Seller and Buyer agree as follows:


                     ARTICLE I. PURCHASE AND SALE OF SHARES

         1.1 Purchase and Sale. Upon the terms and subject to the conditions and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, convey, transfer and assign to Buyer, and Buyer agrees to purchase on the Closing Date (as defined in Section 3.1 hereof) all of the Shares. Buyer shall have no obligations to purchase any of the Shares unless all of the Shares are sold and purchased pursuant to this Agreement.

                           ARTICLE II. PURCHASE PRICE

         2.1 Purchase Price. Buyer shall pay, or cause to be paid, to Seller Thirty-Five Million Nine Hundred Fifty Thousand and 00/100 Dollars ($35,950,000.00) minus, or plus, the amount by which the Company's shareholders' equity, as set forth on a balance sheet of the Company prepared as of the Closing Date (the "Closing Balance Sheet"), is less (the "Negative Equity Adjustment") or greater (the "Positive Equity Adjustment"), respectively, than the sum of $1,297,916.

         2.2 Method of Payment.

                  (a) On the Closing Date Buyer shall deliver to Seller an amount equal to $35,950,000, minus:


                           (v) $500,000 which Buyer shall deliver to Chemical Bank (the "Escrow Agent") to be held in, and disbursed from, the Special Account (as defined in Section 6.10 hereof) pursuant to Section 6.10 hereof;

                           (w) $1,275,000 which Buyer shall deliver to Chemical Bank (the "Escrow Agent") into escrow for disbursement in accordance with the terms of the Escrow Agreement in the form of Exhibit 2.2(a)(w) hereto (the "Escrow Agreement");

                           (x) $21,592,000 which Buyer shall deliver to the Trustee on behalf of the Company;

                           (y) $3,442,907 which Buyer shall deliver to Presidio Capital Corp. on behalf of the Company; and

                           (z)      $1,432,631,   being  a  preliminary   equity
                                    adjustment   calculated   as  set  forth  in
                                    Exhibit 2.2(a)(z).

                  All amounts required to be delivered by Buyer pursuant to this
Section 2.2(a) shall be in immediately available funds transferred by wire to banks and accounts which each of the respective payees shall designate in writing to Buyer not less than three (3) business days prior to the Closing Date.

                  (b) No later than fifty (50) days from Buyer's receipt of the Closing Balance Sheet or, if Buyer and Seller have a dispute regarding the Closing Balance Sheet, within three (3) business days from the resolution of such dispute by Buyer and Seller or by arbitration pursuant to Sections 6.01(c) and 6.02 of the Escrow Agreement, Buyer shall pay to Seller an amount equal to the Positive Equity Adjustment (as determined on the basis of the Closing Balance Sheet), if any, or Seller shall pay to Buyer an amount equal to the Negative Equity Adjustment (as determined on the basis of the Closing Balance Sheet), if any, in immediately available funds transferred by wire to a bank and account which the other party shall designate in writing.

         2.3      Preparation of Closing Balance Sheets; Valuation of Inventory.

                  (a) No later than the Closing Date, Seller shall deliver to Buyer a balance sheet of the Company prepared as of November 30, 1995 in accordance with generally accepted accounting principles consistently applied with those used in the preparation of the 1995 Audited Financial Statements (attached hereto as Exhibit 2.3(a)), as agreed upon by Buyer and Seller (the "Interim Closing Balance Sheet"). Buyer shall have reasonable access to the Company's books and records for the purpose of, and shall be reasonably assisted by Company's management in, the verification of the Interim Closing Balance Sheet.

                  (b) As soon as reasonably possible, but no later than forty-five (45) days, after the Closing Date, Seller shall deliver to Buyer the Closing Balance Sheet, prepared in accordance with generally accepted accounting principles consistently applied with those used in the preparation of the Interim Closing Balance Sheet. On the Closing Balance Sheet a reserve for "car stock" inventory in an amount of not less than $175,000 shall have been made. Seller shall have reasonable access to Company's books and records for the purpose of, and shall be reasonably assisted by Company's management in, the preparation of the Closing Balance Sheet. Upon delivery of the Closing Balance Sheet to Buyer, Seller shall promptly provide Buyer with any information Buyer shall reasonably request in order to verify the Closing Balance Sheet.

                  (c) No later than forty-five (45) days after Buyer's receipt of the Closing Balance Sheet, Buyer shall notify Seller of any objections it has to the Closing Balance Sheet. In the event any such objections are not resolved by agreement between Seller and Buyer within ten (10) business days after Buyer has notified Seller of such objections, such dispute shall be decided by arbitration pursuant to Sections 6.01(c) and 6.02 of the Escrow Agreement (as defined in Section 2.2 hereof).

                              ARTICLE III. CLOSING

         3.1 The Closing. The transactions contemplated by this Agreement are to be closed, and all deliveries to be made at such time in connection therewith are to be made, at the offices of Squire, Sanders & Dempsey, 4900 Society Center, 127 Public Square, Cleveland, Ohio 44114-1304, on the date on which all conditions to each party's obligations hereunder, as set forth in Article VIII hereof, have been satisfied or waived, but in no event later than December 31, 1995, at 10:00 a.m. local time, or at such other place, date and/or time as may be mutually agreed upon in writing by Seller, the Company and Buyer (said closing and the date thereof herein referred to as the "Closing" and the "Closing Date," respectively).

         3.2      Termination.  This Agreement may be terminated

                  (a) by Seller or Buyer at any time after the Closing Date if the Closing shall not have taken place on or before such date, unless the failure to close shall have been caused by the party seeking to terminate; or

                  (b) by mutual written consent of the Seller and the Company, on the one hand, and Buyer, on the other; or

                  (c) by the Seller, if, on the Closing Date, Buyer has not paid the purchase price pursuant to Section 2.2(a) or any of the other conditions set forth in Section 8.1 shall not have been satisfied in all material respects and shall not have been waived by Seller; or

                  (d) by Buyer, if, on the Closing Date, any of the conditions set forth in Section 8.2 shall not have been satisfied and shall not have been waived by Buyer.

         3.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 3.2 by Seller and the Company, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 6.3(a) and 11.7 shall survive the termination hereof. To the extent a party has rightfully terminated this Agreement pursuant to this Section 3.2, such party shall not have any liability to the other on account of such termination. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

              ARTICLE IV. REPRESENTATIONS OF SELLER AND THE COMPANY

         4.1 Representations of Seller and Company. Seller, solely as to subsections (a), (b), (c), (d), (e), and (g)(i), each as it relates to Seller, and the Company jointly and severally represent and warrant to Buyer that:

                  (a) Capitalization of the Company. The authorized capital stock of the Company consists of 700,000 shares of common stock, $1 par value, of which 416,925 shares are outstanding (the "Shares"), and 700,000 shares of preferred stock, $1 par value, of which no shares are outstanding. All Shares have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. There are (and as of the Closing Date there will be) outstanding (i) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (ii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities, and (iii) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to the Company. As of the Closing Date there will be (and, except as disclosed on Schedule 4.1(a), there are) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, equity equivalents, interests or rights.

                  (b) Organization and Good Standing. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets (as defined in Section 4.1(e) and to conduct the Business. The Company is qualified or licensed to do business and is in good standing under the laws of the State of Ohio and any other jurisdiction in which the property owned, leased or operated by it or the conduct of the Business requires qualification or licensing.
No actions or proceedings to dissolve the Company are pending.

                  (c) Authorization.

                           (i) The Company has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement and each other agreement, instrument or document executed or to be executed by the Company in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

                           (ii) Seller has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement, and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

                  (d) No Violation. Except as disclosed on Schedule 4.1(d), the execution, delivery and performance by Seller and the Company of this Agreement and the consummation by them of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the certificate of incorporation or bylaws of the Company or the limited partnership certificate or partnership agreement of the Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise to (with or without the giving of notice or the passage of time or both) any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Company or the Seller is a party or by which the Company or the Seller or any of their properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or the Seller, or (iv) violate any Applicable Law binding upon the Company or the Seller.

                  (e) Condition of and Title to Assets and Shares.

                           (i) Except as set forth in Schedule 4.1(e), Part I, and for (w) liens for current taxes and assessments not yet payable, (x) nondelinquent statutory liens arising other than by reason of default, (y) such other encumbrances pertaining to the Assets shown of record, and (z) the Employee Benefit Plans, the Company has good and marketable title in and to all of the Assets free and clear of any Encumbrance. The Company has
                                    not  received   notice  of  any  pending  or
                                    threatened condemnation proceedings relating
                                    to any of the owned or leased  properties of
                                    the  Company,  and, to the  Knowledge of the
                                    Company,   there  are  no  such  pending  or
                                    threatened   proceedings.   Set   forth   in
                                    Schedule  4.1(e),  Part  II,  is a  list  of
                                    substantially  all of the Company's  "fixed"
                                    Assets  having  a book  value in  excess  of
                                    $25,000.  Schedule  4.1(e),  Part III, lists
                                    all  real  property  owned  by the  Company.
                                    Subject  to   Section   4.3,   the   plants,
                                    structures,    tangible    properties    and
                                    equipment  owned,  operated or leased by the
                                    Company are in good operating  condition and
                                    repair, ordinary wear and tear excepted. For
                                    purposes of this  Agreement,  "Assets" means
                                    all assets  owned by the Company and used in
                                    its Business, including, without limitation,
                                    all  of the  assets  reflected  in the  1995
                                    Audited Financial Statements.

                           (ii) The Seller is the record and beneficial owner of, and upon consummation of the transactions contemplated hereby the Buyer will acquire good and marketable title to, the Shares free and clear of all Encumbrances.

                  (f) Compliance with Laws. Except as described in Section 4.1(f), the Company has complied in all material respects with all Applicable Laws. Neither Seller nor the Company has received any written notice, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the Knowledge of Seller and the Company, threatened with or under investigation with respect to any violation of any Applicable Law relating to any aspect of the Business, other than violations which are described in Schedule 4.1(f).

                  (g) Employees.

                           (i) Schedule 4.1(g), Part I is a complete list of all directors and officers of the Company and RTI;

                           (ii) Schedule 4.1(g), Part II is a complete list showing the name, social security number and dates of employment by the Company and RTI of each employee of the Company and RTI together with the total amounts of salary, bonuses and other compensation paid or payable by the Company to each such person for the current calendar year and the immediately preceding calendar year;

                           (iii) except as set forth on Schedule 4.1(g) Part III, the consummation of the transactions contemplated by this Agreement will not result in the incurring of any severance pay liabilities to any person employed by the Company; and

                           (iv) the Company has entered into a collective bargaining agreement with The International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW and Amalgamated Union No. 70, dated June 10, 1994. There is no strike, lockout, grievance, slow down or stoppage pending or, to the Company's Knowledge, threatened against the Company. Except as set forth in
                                    Schedule  4.1(g) Part IV, within the past 24
                                    months  the  Company  has not been  involved
                                    with any  representational  campaign  by any
                                    union or other organization or group seeking
                                    to   become   the   collective    bargaining
                                    representative of any of its employees.

                  (h) Financial Statements. The financial statements of the Company for the fiscal years from 1985 through 1995, each audited in accordance with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods covered (the "Audited Financial Statements"), copies of which have been provided to Buyer, present fairly in all material respects the financial condition of the Company as of the effective dates of and for the periods covered by such Audited Financial Statements.

                  (i)  Absence  of  Certain  Changes.  Except  as  disclosed  on
Schedule 4.1(i), since September 30, 1995, (i) there has not been any materially adverse change in the relationship between the Company and any customer that accounted for more than five percent (5%) of the Company's annual sales in fiscal 1995; (ii) the Business has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not taken any of the actions set forth in Section 6.2 except as permitted thereunder; (iv) the Company has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (v) the Company has not suffered any loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance) having a cost or repair or replacement exceeding $10,000.

                  (j) Proprietary Rights. Schedule 4.1(j) sets forth a list and description, including dates of issuance, expiration dates and status of maintenance fee payments, of all material trade and service marks, trade names and patents which have been registered by the Company or for which an application for registration by the Company is pending, and all writings for which a claim to copyright has been recorded by the Company, in each case held by the Company exclusively for the use of or in connection with the Business (collectively, "Proprietary Rights"). The Company is the sole owner of the Proprietary Rights, free and clear of all Encumbrances, equities or claims and, to the Company's Knowledge, the Proprietary Rights are not the subject of any interference, opposition or cancellation proceedings, nor does the use or exercise of the Proprietary Rights infringe upon the legally protected rights of any other person, nor are they infringed upon by any other person, nor will the consummation of the transaction contemplated by this Agreement by the Company or Seller result in the termination or impairment of any Proprietary Right, which would in the aggregate have a materially adverse affect on the Business. Except as disclosed in Schedule 4.1(j), the Company is not a licensor or licensee in respect of any Proprietary Right nor has it granted any rights thereto or interest therein to any other person.

                  (k) Material Agreements. Set forth on Schedule 4.1(k) is a list of all the following agreements, arrangements and understandings to which the Company is a party (collectively, "Material Agreements"):

                           (i) collective bargaining agreements and similar agreements with employees as a group;

                           (ii) employee benefit agreements, trusts, plans, funds or other employee arrangements of any nature, including those referred to in
                                    Section 4.1(n);

                           (iii) agreements with any current or former shareholder, officer, employee, consultant or advisor or any affiliate or any such person;

                           (iv) agreements between or among the Company and any Subsidiary;

                           (v) indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements governing the borrowing of money by the Company or to the direct or indirect guarantee or assumption by the Company or of any obligation of others, including any agreement that has the economic effect although not the legal form of any of the foregoing;

                           (vi) agreements governing the prospective acquisition or disposition of assets having a cost of more than $25,000, other than those governing the acquisition and disposition of inventory which were entered into in the ordinary course of business consistent with past practice;

                           (vii) agreements governing the prospective acquisition or disposition of any investment or interest in any business enterprise, including, without limitation repurchase agreements, certificates of deposits, securities, hedging contracts, derivatives and partnership units;

                           (viii) agreements governing the lease of real or personal property having a term ending after December 31, 1996;

                           (ix)     agreements   governing  the   management  or
                                    operation of any real property;

                           (x)      license,   royalty   or   other   agreements
                                    governing intellectual property;

                           (xi)     partnership,   joint   venture   and  profit
                                    sharing agreements;

                           (xii)    agreements with any Governmental Entity;

                           (xiii) agreements governing the release or disposal of hazardous substances or solid wastes;

                           (xiv) agreements in the nature of a settlement or a conciliation agreement arising out of any claim the value of which exceeds $20,000 asserted by any other person;

                           (xv) agreements containing any covenant limiting the freedom of the Company to engage in any line of business or compete with any other person in any geographic area or during any period of time;

                           (xvi) broker, distributor, dealer, manufacturer's representative, sales, and agency agreements having a remaining term of six (6) months or longer;

                           (xvii) agreements with any person who provides services to the Company as an independent contractor, having a remaining term of 6 months or longer or requiring payments by the Company exceeding $20,000, other than agreements relating to this Agreement or any of the transactions contemplated thereby; and

                           (xviii) other agreements, whether or not made in the ordinary course of business, that require payment by or to the Company in excess of $50,000.

                  The Company has delivered or made available to Buyer accurate and complete copies of the Material Agreements listed on Schedule 4.1(k). Except as noted on Schedule 4.1(k), to the Company's Knowledge, no party to any of those Material Agreements is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by any of them.

                  (l) Litigation. Except as set forth in Schedule 4.1(l), there are no claims, actions or other Proceedings, excluding any claims, actions or other Proceedings based on or relating to any Environmental Laws, pending against the Company, or to the Company's Knowledge, threatened against the Company before any Governmental Entity. Except as disclosed on Schedule 4.1(l), any and all reasonably foreseeable liability of the Company under such Proceedings is adequately covered (except for deductible amounts as stated in the policies) by the insurance maintained by the Company described in Section 4.1(r). Schedule 4.1(l) also sets forth, to the Company's Knowledge, a list of all product liability claims involving the Company, whether or not pending, asserted in writing since January 1, 1991 or verbally within the twelve-month period preceding the date of this Agreement. No judgment, order, writ, injunction or decree of any Governmental Entity has been issued or entered against the Company which continues to be in effect. There are no Proceedings, excluding any claims, actions or other Proceedings based on or relating to any Environmental Laws, pending or, to the Knowledge of Seller or the Company, threatened against the Company or the Seller seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                  (m) Employee Benefits.  To the Company's  Knowledge and except as set forth in Schedule 4.1(m) or as would not be material to the Company, (i) all required Form 5500 Annual Reports and Forms PBGC-1 and such other reports as required to be filed with governmental agencies have been filed with respect to each Employee Benefit Plan (as defined below and identified in Schedule 4.1(m)),
(ii) all contributions which are due have been paid to each Employee Benefit Plan that is an employee pension benefit plan within the meaning of ERISA
Section 3(2) and all contributions for any period ending on or before the Closing Date which are not yet due have been accrued in accordance with the past custom and practice of the Company, (iii) all premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of ERISA Section 3(1), (iv) with respect to each Employee Benefit Plan which is not an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, all contributions or payments which are due have been paid and for any periods ending on or before the Closing Date which are not yet due have been accrued in accordance with past practice and custom of the Company; (v) each Employee Benefit Plan that is an employee pension benefit plan and is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), has been determined by the Internal Revenue Service to be tax qualified and has received a favorable determination letter from the Internal Revenue Service pertaining to such tax qualification; (vi) no Employee Benefit Plan that is an employee pension benefit plan has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation, (vii) there have been no prohibited transactions with respect to any Employee Benefit Plan; (viii) no action, suit, proceeding, hearing, or investigation with respect to any Employee Benefit Plan is pending or threatened; (ix) the Company has provided to Buyer true and complete copies of each Employee Benefit Plan, related trust agreements, administrative agreements and any funding instruments and the five most recent annual reports required to be filed with any government agency; (x) each Employee Benefit Plan has been administered for all relevant periods in accordance with its terms and in compliance with the requirements of all applicable laws, including ERISA and the Code; (xi) with respect to each Employee Benefit Plan, no practice exists which materially modifies any term therein; (xii) no party to any Employee Benefit Plans related trust, administrative contracts and funding instruments is in material breach of its obligations under such trust, contract or instrument; (xiii) the Company maintains substantially complete and accurate records of employee participation in, assets and liabilities of, each Employee Benefit Plan; (xiv) for each Employee Benefit Plan for which a valuation has been prepared, the most recent valuation is an accurate and complete statement, in all material respects, of the assets and liabilities of the applicable Plan as of the date stated therein under the assumptions for valuation stated therein; (xv) since the valuation date of such report, there have been no material changes in the value of the assets or liabilities of such in the applicable Employee Benefit Plan; (xvi) the Company is not and within the six-year period prior to Closing has not been, a member of a controlled group as described under Section 414(b), (c), (m) or (o) of the Code; (xvii) the Company is not required to contribute and has not had an obligation to contribute to a multiemployer plan as defined in Section 414(f) of the Code; (xviii) nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Benefit Plan has or will make the Company (other than the annual contribution for funding) or any director or officer of the Company or any subsidiary subject to any liability under Title I of ERISA or liable for any Tax under the Code; (xix) neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan or arrangement covering any employee or former employee of the company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code; (xx) there has been no amendment, written interpretation or announcement (whether or not written) by the Company or any affiliate of the Company of or relating to, or change in employee participation or coverage under, any Employee Benefit Plan which would increase the benefits or the expense of maintaining such respect thereof for the fiscal year ended September 30, 1995 or which would establish a new Employee Benefit Plan; (xxi) neither the Company or any of its affiliates provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan that provides for health benefit coverage following termination of employment except which is fully paid for by employee contribution or as is required by Section 4980B(f) of the Code and neither the Company nor any of its affiliates have made any representations, agreements, covenants or commitments to provide any coverage to be paid in whole or part through Company contributions. The term "Employee Benefit Plan" is defined as any (i) compensation or nonqualified deferred compensation or fringe benefit plan, program or arrangement, including a plan or program established pursuant to Section 125 of the Code; or (ii) qualified defined contribution retirement plan or arrangement and any qualified defined benefit retirement plan or arrangement which is an "employee pension benefit plan" within the meaning of
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (iii) employee welfare benefit plan within the meaning of ERISA
Section 3(1).

                  (n) Taxes. Except as shown on Schedule 4.1(n), each of Company and RTI (as defined in Section 4.1(e)) has (i) duly and timely filed all returns, reports, elections, declarations, forms, schedules and other documents relating to taxes required to be filed by or with respect to it pursuant to any applicable foreign, federal, state or local tax laws ("Tax Returns"), (ii) paid in full all taxes due, and all taxes claimed to be due by any taxing authority, except for any such taxes that are being contested in good faith by appropriate proceedings and (iii) fully accrued on its books in accordance with generally accepted accounting principles all taxes that relate to operations through the Closing Date for any period which are not yet due or which are due and are being contested. The Internal Revenue Service has audited the Company's federal Tax Returns through the taxable year ended September 30, 1989. To the Company's Knowledge, no audit of any of Company's federal Tax Returns for periods subsequent to September 30, 1989 is in progress. Except as shown on Schedule 4.1(n), there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Returns by Company or the payment by, or assessment against, it of any Tax and none have been requested. Buyer and Seller agree that neither party will make, or cause to be made, an election under Section 338 of the Internal Revenue Code of 1986, as amended, with respect to the transactions contemplated by this Agreement without the consent of the other party. The Company has made all deposits (including estimated tax payments for taxable years for which the federal income tax return of the Company is not yet due) required with respect to Taxes. No local, state or foreign income Tax Return of the Company or RTI has been audited. No waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from the Company. The Company has not entered into any closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of state or local Tax law) which will have any continuing effect after the Closing Date. The Company has not filed a consent under Section 341(f) of the Code. The Company has not filed consolidated income Tax Returns with any corporation. Seller is not a person other than a United States person within the meaning of the Code. To Seller's knowledge, there are no grounds for any material adjustment to the depreciable basis of any of the Company's assets relevant to determining any Tax payable or to be payable.

                  (o) Charter and Bylaws. Except as disclosed on Schedule 4.1(o), the Company has made available to Buyer accurate and complete copies of
(i) the certificate of incorporation and bylaws of the Company and RTI as currently in effect, (ii) the stock records of the Company and RTI, and (iii) the minutes of all meetings of the stockholders and Board of Directors of the Company and RTI (and all consents in lieu of such meetings) as reflected by the corporate records of Company or RTI, respectively. Such records, minutes and consents accurately reflect the stock ownership of the Company and RTI and all actions taken by its Board of Directors, committees and stockholders. Neither the Company nor RTI is in violation of any provision of its charter or bylaws.

                  (p) Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by the Seller or the Company in connection with the execution, delivery or performance by Seller and the Company of this Agreement or the consummation by them of the transactions contemplated hereby, other than (i) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, including the Hart- Scott-Rodino antitrust Notification; and (ii) such consents, approvals, orders or authorizations which, if not obtained, and such declarations, filings or registrations which, if not made, would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Seller or the Company to consummate the transactions contemplated hereby.

                  (q) Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any person other than Rotor Tool International, Inc. ("RTI"). RTI is a corporation duly organized, validly existing and in good standing under the laws of the United States Virgin Islands and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve RTI are pending. RTI is duly qualified or licensed to do business in each jurisdiction, in which the property owned, leased or operated by it or the conduct of its business requires such qualification or licensing, unless such failure to be qualified and licensed would have a Material Adverse Effect. The authorized capital stock of RTI consists of 100 shares of common stock, no par value, of which 100 shares, validly issued, fully paid and nonassessable, have been issued to the Company. The representations and warranties of the Company made in Sections 4.1(d), (f),
(k), (l), (s), (u) and (v) are deemed also to be made by the Company with respect to RTI.

                  (r) Insurance. To Company's Knowledge, Schedule 4.1(r) hereto sets forth a list and brief description (specifying the insurer, the expiration dates, amounts of coverage and whether coverage is on a claims made or occurrences basis; describing each pending claim thereunder of more than $10,000 and the number of claims of $10,000 or less; and setting forth the aggregate amounts paid out under each such policy through the date hereof) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company since January 1, 1981. Complete and accurate copies of such policies or binders, which insure and have insured the properties and business of the Company against such losses and risks as are adequate in accordance with customary industry practice to protect the Assets and Business of the Company, have been made available, and as to policies of product liability insurance have been delivered, to Buyer. The policies and binders listed on Schedule 4.1(r) dated January 1, 1988 and thereafter are in full force and effect regarding any coverage as provided therein. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, so far as known to the Company, no such improvements or expenditures are required. No notice of cancellation of any insurance policy or binder listed on Schedule 4.1(r), regarding any coverage as provided therein, has been received by Rotor Tool.

                  (s) Absence of Undisclosed Liabilities. To Company's Knowledge, the Company has no liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due), including, without limitation, claims under warranties, except (i) liabilities reflected and adequately reserved on the Audited Financial Statements or Interim Financial Statements, (ii) liabilities which have arisen since the date of either the Audited Financial Statements or Interim Financial Statements in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort or infringement), (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a material liability for breach of contract), (iv) liabilities specifically set forth on Schedule 4.1(s), (v) liabilities under or relating to any Environmental Laws, and (vi) other liabilities the disclosure of which is not required under generally accepted accounting principles.

                  (t) Insider Interests. Except as disclosed on Schedule 4.1(t), no shareholder, director or officer of the Company or any associate of any such shareholder, director or officer is currently, directly or indirectly, a party to any transaction with the Company, including, without limitation, any agreement, arrangement or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer or associate. For purposes of this Section only, an "associate" of any shareholder, director or officer means any member of the immediate family of such shareholder, director or officer of any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest or is a director, officer, partner, or trustee or person holding a similar position.

                  (u) Financial Requirements. Schedule 4.1(u) sets forth a complete list and brief description of all bonds, deposits, financial assurance requirements and insurance coverages required by vendors or customers for the continued ownership and operation of the Business and Assets of the Company.

                  (v)  Bank  Accounts  and  Powers  of  Attorney.  Set  forth on
Schedule 4.1(v) are (i) the name and address of each bank or other financial institution in which the Company has an account or a safe deposit box, the account and safe deposit box numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of the Company and the names of all entities from which they are authorized to borrow funds, and (iii) the names of all persons, if any, holding powers of attorney from the Company and (iv) the names of all persons holding credit cards under which the Company may be billed or otherwise liable for charges.

                  (w) Books and Records. All the books and records of the Company, including all personnel files, employee data and other materials relating to employees, are substantially complete and correct in all material respects, have been in all material respects maintained in accordance with good business practice and all Applicable Laws, and, in the case of the books of account, have been in all material respects prepared and maintained in accordance with generally accepted accounting principles consistently applied. Such books and records accurately and fairly reflect, in reasonable detail, all material transactions, assets and liabilities of the Company.

                  (x) Brokerage Fees. Except as set forth in Schedule 4.1(x), neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. Seller shall indemnify and hold harmless the Company and Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Seller or the Company or any of Seller's Affiliates.

                  (y) Disclosure. To the Knowledge of Company, no statement of the Company contained in this Agreement or any other document, schedule or certificate furnished or to be furnished by the Company pursuant hereto at the Closing, contains or will contain, at the time of delivery, any untrue statement, or omission, of a material fact (other than those facts generally recognized to be industry risks).

                  (z) Surviving Indebtedness. Set forth as Exhibit 4.1(z) is a corrrect and complete copy of the provisions contained in all agreements to which the Company is a party relating to the indebtedness described in Section 2.2(a) which create obligations to third parties that will survive payment of such indebtedness.

         4.2 NO EXPRESS OR IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NEITHER THE COMPANY NOR THE SELLER MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND (B) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY EXPRESSLY DISCLAIMED.

                       ARTICLE V. REPRESENTATIONS OF BUYER

         5.1 Representations of Buyer. Buyer represents and warrants to Seller as follows:

                  (a) Corporate Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Authorization. Buyer has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the other transactions contemplated hereby have been duly authorized by Buyer by all necessary corporate action.

                  (c)  No  Violation.   Neither  the   execution,   delivery  or
performance of this Agreement nor the consummation of the transactions contemplated hereby (i) will violate or conflict with Buyer's certificate of incorporation or bylaws, (ii) will result in any breach of or default under any provision of any agreement to which it is a party or by which it is bound, or
(iii) is prohibited by or requires Buyer to obtain any consent, authorization or approval of, or make any filing with, any governmental agency or authority which has not been obtained, except for the approval contemplated by Sections 6.4 and
7.1 below; or (iv) will violate any judgment, order, writ, injunction, or decree of any court having jurisdiction over Buyer; in each case in such a way as would have a materially adverse effect on Buyer's ability to perform the terms of this Agreement.

                  (d) Financial Capability. Buyer has and will have as of the Closing Date the financial resources to perform its obligations under this Agreement including all necessary financial resources to perform its obligations under Article II and any other obligations of Buyer hereunder.

                  (e) Brokerage or Finder's Fees. Buyer has carried on all negotiations relating to this Agreement so as not to give rise to a claim against Seller or the purchase price hereunder for a brokerage commission or finder's fee.

                  (f) Resale of Shares. Buyer understands that the Shares will constitute "restricted securities" under the Securities Act inasmuch as they are being acquired from Seller in a transaction not involving a public offering and that under the Securities Act of 1933, as amended (the "Act"), and applicable regulations thereunder, the Shares may be directly or indirectly offered, transferred, sold, assigned, pledged, hypothecated or otherwise disposed of ("Transfer") without registration under the Act only in certain limited circumstances.

                 ARTICLE VI. COVENANTS OF SELLER AND THE COMPANY

         6.1 Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing, the Company (i) shall conduct its Business according to its ordinary course of business consistent with past practice and in material compliance with all Applicable Laws; (ii) shall use its reasonable best efforts to preserve, maintain and protect the Assets; and (iii) shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it.

         6.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as disclosed on Schedule 6.2 hereof, prior to the Closing, without the prior written consent of Buyer, which shall not be unreasonably withheld, the Company shall not, and Seller shall not cause the Company to:

                  (a)      amend its charter or bylaws;

                  (b)      (i)      issue,  sell or deliver (whether through the
                                    issuance or  granting of options,  warrants,
                                    commitments,    subscriptions,   rights   to
                                    purchase or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents; or

                           (ii) amend in any material respect any of the terms of any such securities outstanding as of the date hereof.

                  (c)      (i)      split,  combine or reclassify  any shares of
                                    its capital stock;

                           (ii) (a) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock;

                           (iii) repurchase, redeem or otherwise acquire any of its securities (except as contemplated in this Agreement); or

                           (iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

                  (d)      (i)      make  any   loans,   advances   or   capital
                                    contributions to, or investments in, any other person;

                           (ii)     pledge  or  otherwise   encumber  shares  of
                                    capital stock of the Company; or

                           (iii) except in the ordinary course of business, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon; provided, however, that in no event shall the Company
                                    (A) incur incremental indebtedness in excess
                                    of  $5,000  in the  aggregate  or (B)  incur
                                    incremental   indebtedness   which   is  not
                                    prepayable at any time without penalty or premium;

                  (e)      (i)      enter  into,  adopt  or  (except  as  may be
                                    required by law) amend or terminate  (except
                                    as   contemplated  in  this  Agreement)  any
                                    bonus,    profit   sharing,    compensation,
                                    severance,  termination, stock option, stock
                                    appreciation   right,    restricted   stock,
                                    performance  unit, stock  equivalent,  stock
                                    purchase,  pension,   retirement,   deferred
                                    compensation, employment, severance or other
                                    employee  benefit  agreement,  trust,  plan,
                                    fund or other arrangement for the benefit or
                                    welfare   of  any   director,   officer   or
                                    employee;

                           (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee; or

                           (iii) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

                  (f) acquire sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company;

                  (g) acquire (by merger, consolidation, or acquisition of stock
or  assets  or  otherwise)  any  corporation,   partnership  or  other  business
organization or division thereof;

                  (h) make any capital expenditure or expenditures which, individually, is in excess of $5,000 or, in the aggregate, are in excess of $20,000, except in the ordinary course of business;

                  (i) enter into any lease, bid contract, agreement, commitment, arrangement or transaction or grant any discount, waiver or other concession under any of the foregoing outside the ordinary course of business consistent with past practice;

                  (j) amend, modify or change any existing lease, contract or agreement, other than in the ordinary course of business consistent with past practice;

                  (k) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

                  (l) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles and notice of which is given in writing by the Company to Buyer;

                  (m) cancel any insurance policy or allow them to expire or be canceled for failure to pay premiums or any other reason, other than in the ordinary course of business consistent with past practice; or

                  (n) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

         6.3 Access to Information; Confidentiality.

                  (a) Between the date hereof and the Closing, Seller and the Company (i) shall give Buyer and its authorized representatives reasonable access to all employees, all facilities, and all books and records, including work papers and other materials prepared by the Company's accountants, of the Company, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require to verify the accuracy of any representation or warranty contained in Article IV, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Seller or the Company contained in this Agreement; and provided further that Seller and the Company shall have the right to have a representative present at all times. Buyer shall hold in confidence all such information on the terms and subject to the conditions contained in the letter agreement dated June 29, 1995 between the Company, Seller and INDRESCO Inc., the sole shareholder of Buyer.

                  (b) Seller  acknowledges  and agrees that  irreparable  damage would occur in the event any confidential information regarding the Business was disclosed to or utilized on behalf of any person which is in competition in any material respect with any line or lines of business of the Company. Accordingly, Seller covenants and agrees that it will not, directly or indirectly, without the prior written consent of Buyer, use or disclose any of such confidential information except to authorized representatives of Buyer; provided, however, that confidential information shall not be deemed to include information which
(i) was or becomes generally available to the public other than as a result of disclosure by Seller or its affiliates or (ii) was or becomes available to Seller on a non-confidential basis from a source other than Buyer or the Company, provided that such source is not known by Seller to be bound by a confidentiality agreement with respect to such confidential information. Notwithstanding the foregoing provisions of this paragraph, Seller and its affiliates may disclose any confidential information to the extent that, in the opinion of counsel for Seller, such person is legally compelled to do so, provided that, prior to making such disclosure, such person advises and consults with Buyer regarding such disclosure and provided further that such person discloses only that portion of such confidential information as is legally required.

         6.4 Hart-Scott-Rodino Antitrust Notification. The Company shall cooperate with Buyer in filing, as promptly as practicable after the execution of this Agreement, all reports and notifications required to be filed in connection with this transaction pursuant to Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") and in connection with any responses thereto, and shall use diligent efforts to cause an early termination of the waiting period established by the HSR Act.

         6.5 Acquisition Proposals. None of Seller, the Company, or any affiliate, director, officer, employee or representative of any of them shall, directly or indirectly, (i) solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with any person that is considering making or has made an Acquisition Proposal. Sellers and the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Sellers and the Company all confidential information heretofore furnished to such person by or on behalf of any Seller or the Company. In this Section, the term "Acquisition Proposal", means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company, other than the transactions contemplated by this Agreement.

         6.6 Environmental Remediation. Seller shall take and complete the remedial actions and measures set forth on Schedule 6.6 no later than forty-five
(45) days after the Closing Date.

         6.7 Best Efforts. Seller shall use their respective reasonable best efforts to take all actions, and to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities), that are required to enable Seller to transfer the Shares to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. Nothing in this Agreement shall obligate Seller to enter into any arrangement or incur any obligation relating to its business or the business of Buyer which arrangement or obligation may constitute a condition for obtaining the consent of a Governmental Authority to the transactions contemplated by this Agreement.

          6.8 Additional Insured. Within five (5) business days of the execution of this Agreement, the Company shall cause Buyer to be named an additional insured under Company's general liability and casualty insurance policies and shall deliver to Buyer insurance certificates showing that those policies are in effect and that Buyer has been so named.

         6.9 Amendment of Schedules. Seller and Company agree that, with respect to their respective representations and warranties contained in this Agreement, each of them shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. However, for purposes of determining whether the conditions set forth in Article VIII have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         6.10 Separate Account; Continued Existence.

                  (a) Separate Account.  Seller agrees to establish with Buyer a joint bank account with the Escrow Agent on or prior to the Closing Date in which Buyer shall deposit $500,000 as provided in Section 2(a) ("Special Account"). Subject to the last sentence hereof, only checks payable to or to the order of Buyer and wire transfers of funds to Buyer may be drawn or made upon the Special Account. The Escrow Agent shall be given the instructions attached hereto as Exhibit 6.10(a) to the effect that, with respect to such bank account,
(i) it may only honor checks, drafts, wire transfers and other instructions signed by one authorized representative of Buyer and one authorized representative of Seller, and (ii) such instructions may only be changed by written notice signed by both of such representatives. Upon agreement on, or resolution of all disputes, if any, relating to, the Closing Balance Sheet and payment to Buyer out of the Special Account of the amount of any Negative Equity Adjustment determined to have existed on the Closing Date, the Escrow Agent shall disburse to Seller the balance then remaining in the Special Account, less $50,000. Such $50,000 shall be held until October 31, 1996 (i) to reimburse Buyer for any expenses it may incur as a result of claims made against Buyer under the agreements which contain the provisions set forth in Exhibit 4.1(z), and (ii) to reimburse Buyer for up to $15,000 of expenses incurred by Seller in implementing the measure set forth in item 2 of Schedule 6.6. Any funds remaining in the account at October 31, 1996 shall be disbursed to Seller.

                  (b) Continued Existence. Seller shall not commence any Proceedings or take any other actions which result directly in the dissolution, liquidation or other wind-up of its affairs prior to making payment to Buyer of the amount of any Negative Equity Adjustment determined to have existed on the Closing Date, if any.


                         ARTICLE VII. COVENANTS OF BUYER

          7.1 Hart-Scott-Rodino Antitrust Notification. Buyer shall cooperate with Seller and the Company in filing, as promptly as practicable after the execution of this Agreement, all reports and notifications required to be filed in connection with this transaction pursuant to the HSR Act and in connection with any responses thereto, and shall use diligent efforts to cause an early termination of the waiting period established by the HSR Act. Buyer shall pay the filing fees required to be paid under the HSR Act.

         7.2 Environmental Remediation. Buyer shall reasonably cooperate with Seller and the Company in taking and implementing the remedial actions and measures set forth on Schedule 6.6.

         7.3 Best Efforts. Buyer shall use its reasonable best efforts to take all actions, and to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities), that are required to enable
Buyer to consummate the transactions contemplated hereby. Nothing in this Agreement shall obligate Buyer to enter into any arrangement or incur any obligation relating to its business or the business of Seller which arrangement or obligation may constitute a condition to obtaining the consent of a Governmental Entity to the transactions contemplated by this Agreement.

         7.4 Resale of Shares. Buyer will not Transfer any Shares unless such Transfer is pursuant to an effective registration statement under the Act or the rules and regulations thereunder, or unless no such registration is required because of the availability of an exemption from registration under the Act.

         7.5 Collection of Receivables. Following the Closing, Buyer shall cause the Company to use its best efforts to collect the accounts receivable listed on
Schedule 7.5 hereto in accordance with the Company's past and present practice of collecting accounts receivables. To the extent that any monies are paid to the Company, Buyer or any of Buyer's affiliates by a party owing Company under an account receivable listed on Schedule 7.5, such payment shall be applied to the oldest account receivable from such party, unless designated otherwise in writing by the paying party. Until October 31, 1996, Buyer shall cause the Company to furnish to Seller a written monthly report on the status of Company's collection efforts.

                       ARTICLE VIII. CONDITIONS TO CLOSING

         8.1 Conditions to Seller's Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement is, at its option, subject to the following conditions:

                  (a) Representations and Warranties. Buyer's representations and warranties shall be true and correct in all material respects as though made at the Closing.

                  (b) Performance. Buyer shall have performed and complied with all agreements, covenants and conditions on its part herein required to be performed or complied with at or before the Closing.

                  (c) Delivery of Purchase Price and Closing Documents. Buyer shall have delivered at the Closing the Purchase Price and all of the documents described in Section 9.2 below.

                  (d) Debt Repayment Terms and Lender Approval. Seller, Company and Company's senior and junior lenders shall have reached agreement on the terms of the repayment of any outstanding indebtedness of the Company owed to such senior and junior lenders, and Seller shall have obtained all necessary consents from such lenders to perform its obligations under this Agreement.

                  (e) Governmental Consents. Any and all necessary consents (including without limitation any necessary permits) of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, and no action, proceeding, inquiry or investigation by any governmental agency shall have been brought that questions the validity or legality of the transactions contemplated by this Agreement.

                  (f) Limited Partner Consent. Any and all necessary notices shall have been made to, and any and all necessary consents to the transactions contemplated by this Agreement shall have been obtained from, or shall be deemed given by, Seller's limited partners.

                  (g) Hart-Scott-Rodino Act. The waiting period shall have expired or early termination shall have been granted pursuant to the HSR Act, as more particularly described in Sections 6.4 and 7.1.

                  (h) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Buyer and the Escrow Agent.

         8.2 Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is, at its option, subject to the following conditions:

                  (a) Fees for Professional Services. Seller shall pay or have caused the Company to pay in full all fees and expenses for the performance of services relating to the transactions contemplated by this Agreement or owed otherwise to (i) Brown, Gibbons & Company, Inc., (ii) Squire, Sanders & Dempsey, and (iii) Deloitte & Touche, L.L.P.

                  (b)      [Intentionally omitted]

                  (c) Performance. Seller and the Company shall each have performed and complied with all agreements and commitments on its part herein required to be performed or complied with, and the Company shall be in material compliance with the covenant made in Section 6.1(i), at or before the Closing.

                  (d) Releases. The Company shall have obtained releases in form satisfactory to Buyer of all liability of the Company at the Closing Date for indebtedness for borrowed money, for management and consulting services, and for professional services relating to the consummation of the transactions contemplated hereby, including, but not limited to, claims by the Trustee, Presidio Capital Corp., Rotor Tool Management Service Corp., Brown, Gibbons & Company, Inc., Deloitte & Touche, LLP and Squire, Sanders & Dempsey for principal, interest, penalties, fees and expenses.

                  (e) Zellner Employment. As of the Closing Date, the employment agreement between the Company and Robert W. Zellner, dated as of August 10, 1995, shall have been terminated or amended to Buyer's satisfaction.

                  (f) DMARC Agreement. As of the Closing Date, Buyer and DMARC, INC. an Ohio Corporation ("DMARC"), shall have agreed on the continuation, amendment or termination of the Exclusive Business Development Program Agreement between the Company and DMARC, dated July 17, 1990.

                  (g) Delivery of Closing Documents. Seller shall have delivered at the Closing all of the documents described in Section 9.1 below.

                  (h) Consents. Any and all necessary consents (including without limitation any necessary permits) of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained or accomplished, no action, proceeding, inquiry or investigation by any governmental agency shall have been brought that questions the validity or legality of the transactions contemplated by this Agreement and no Proceeding shall be pending or threatened seeking to restrain the transactions contemplated by this Agreement or obtain damages or other relief in connection therewith.

                  (i) Hart-Scott-Rodino Act. The waiting period shall have expired or early termination shall have been granted pursuant to the HSR Act, as more particularly described in Sections 6.4 and 7.1.

                  (j) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by Seller and the Escrow Agent.

                        ARTICLE IX. DELIVERIES AT CLOSING

         9.1 Deliveries of Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer, duly executed, as appropriate:

                  (a) Stock Certificate. A certificate for the Shares, duly endorsed for transfer or accompanied by duly executed stock transfer powers, with signatures guaranteed to the satisfaction of Buyer, sufficient to transfer ownership of the Shares to Buyer.

                  (b) Other Instruments. Any such other instruments as counsel for Buyer may reasonably deem necessary, including, but not limited to:

                           (i) The minute books, stock records and corporate seal of the Company, certified as complete and correct as of the Closing Date by the secretary of the Company.

                           (ii) All the Company's books and records, including without limitation, minute books, corporate charter, bylaws, stock records, tax records, bank account records, engineering drawings and documentation, accounting records, computer records and all contracts with third parties.

                           (iii) The written resignations of such directors and officers of the Company and RTI, if any, as Buyer shall, at least two (2) days prior to the Closing Date, specify in writing to the Company, such resignations to be effective concurrently with the Closing on the Closing Date.

                           (iv) A copy of the resolutions of the Board of Directors of the Company and Rotor Tool Management Service Corp., the general partner of Rotor Tool Management L.P., Seller's general partner, each certified by the secretary of the Company and Rotor Tool Management Service Corp., respectively, satisfactory in form and substance to Buyer, each of which authorize the execution, delivery and performance of this Agreement.

                           (v) Certificates from the Secretaries of State of Delaware and Ohio, dated not more than ten
                                  (10) business days prior to the Closing Date, as to the legal existence and good standing, respectively, of the Company.

                           (vi) UCC-3 termination statements and mortgage and lien releases covering all security interests in any property of the Company and RTI, satisfactory in form and substance to Buyer;

                           (vii) Such other certificates, instruments and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement; and

                           (viii) the releases referenced in Section 8.2(d).

                  (c) Opinion of Counsel. The opinion of Squire, Sanders & Dempsey, counsel for Seller, dated the Closing Date, substantially in the form of the opinion as attached hereto as Exhibit 9.1(c);

                  (d) Officer's Certificates. Certificates, in such form as Buyer may reasonably request, signed by (i) the President of Rotor Tool Management Service Corp. (the general partner of Rotor Tool Management L.P., which in turn is the general partner of Seller), as to the truth and accuracy of the representations and warranties of Seller as of the Closing Date, that the conditions set forth in Section 8.2 to be satisfied by it have been fulfilled, and that it is not in breach of the covenants herein to be performed by it; and
(ii) the President of the Company as to the truth and accuracy of the representations and warranties of the Company as of the Closing Date, that the conditions set forth in Section 8.2 to be satisfied by it have been fulfilled, and that it is not in breach of the covenants herein to be performed by it;

                  (e) Escrow Agreement. The Escrow Agreement executed by Seller and Escrow Agent.

                  (f) [Intentionally omitted]

         9.2 Deliveries of Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller:

                  (a) Purchase Price. The purchase price in the manner described in Section 2.2 above;

                  (b)  Other   Instruments   of   Assumption.   Any  such  other
instruments as counsel for Seller and the Company may reasonably deem necessary;

                  (c) Opinion of Counsel. The opinion of Graham L. Adelman, counsel to Buyer, dated the Closing Date, substantially in the form of the opinion attached hereto as Exhibit 9.2(c); and

                  (d) Officer's Certificate. A certificate signed by the President and a Vice President of Buyer, authenticated to execute this Agreement on behalf of Buyer, dated the Closing Date, as to the truth and accuracy of Buyer's representations and warranties as of the Closing Date.

                  (e) Escrow Agreement. The Escrow Agreement executed by Buyer and Escrow Agent.


                              ARTICLE X. INDEMNITY

         10.1     By Seller.

                  (a)  Subject  to the  limitations  of this  Section  10.1  and
Section 10.3 hereof, Seller agrees to hold harmless, indemnify and defend Buyer from and against any loss, claim, cause of action, damage, liability and expense, including court costs and reasonable attorneys' and consultants' fees (except that in no event shall Seller be liable for Buyer's consequential damages) which may be reasonably incurred by Buyer arising out of any breach by Seller or the Company of any representation or warranty (to the extent that such representation or warranty does not, directly or indirectly, relate to the value of the Company's finished goods inventory) made by Seller or the Company herein, or the failure by Seller or the Company to perform any covenant, obligation or agreement made herein or in the Escrow Agreement or; provided, however, that Seller shall not be obligated to pay any indemnification under this Agreement other than by and to the extent of the portion of the purchase price paid into escrow pursuant to Section 2.2 hereof and pursuant to the terms of the Escrow Agreement; and provided further that, subject to Section 10.1(b) hereof, Seller shall be obligated to pay any indemnification under this Agreement only with respect to (i) claims against Seller which exceed, individually (like claims may be aggregated), $50,000 and (ii) other claims which, in the aggregate, exceed $200,000; in which events Seller's obligations shall apply to the entire amount of such claims.

                  (b) Any claim relating to any one of the following amounts shall not be subject to the Dollar-thresholds set forth in Section 10.1(a)(i) and (ii):

                           (i) the aggregate amount of any accounts receivable not collected prior to or on October 31, 1996 in excess of the reserve made for receivables on the Closing Balance Sheet;

                           (ii) the amount of any payments (in cash, through credits or otherwise) made after the Closing Date for warranty claims relating to products sold and shipped prior to the Closing Date; and

                           (iii) any amounts paid to the State of Ohio in relation to or as a consequence of the sales tax audit disclosed on Schedule 4.1(f) hereto.

          10.2 By Buyer. Subject to the limitations of Section 10.3 hereof, Buyer agrees to hold harmless, indemnify and defend Seller from and against any loss, claim, cause of action, damage, liability and expense, including court costs and reasonable attorneys' and consultants' fees (except that in no event shall Buyer be liable for Seller's consequential damages) which may be reasonably incurred by Seller arising out of:

                  (a) any breach by Buyer of any representation or warranty made by Buyer herein or in the Escrow Agreement or, or the failure by Buyer to perform any covenant, obligation or agreement made herein or in the Escrow Agreement; and

                  (b) any liabilities or obligations of the Company (including but not limited to any claim based on tort liability, product liability, warranty, negligence or strict liability, but excluding any claim for which Seller is obligated to indemnify Buyer under Section 10.1) arising out of or based upon occurrences or operations subsequent to the Closing Date; provided, however, that Buyer shall be obligated to pay any indemnification under this Agreement only with respect to claims against Buyer, other than for the purchase price, which (i) exceed, individually $50,000, or (ii) exceed, if other claims, $200,000 in the aggregate, in which event Buyer's obligations shall apply to the entire amount of such claims.

          10.3    Limitations on Indemnity.

                  (a) Deductible. In case any event shall occur which would otherwise entitle either party to assert a claim for indemnification under Sections 10.1 or 10.2 , no loss, claim, damage, liability or expense shall be deemed to have been sustained by such party to the extent of (i) any tax savings realized by such party with respect thereto, or (b) any proceeds received by such party from any insurance policies with respect thereto.

                  (b) Period of Limitations. Except for Buyer's covenant made in
Section 7.4 which shall survive the Closing until Buyer transfers the Shares in conformity with Section 7.4, the covenants, representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, and terminate on October 31, 1996 (the "Cut Off Date"). Except with respect to Buyer's covenant contained in Section 7.4, after the Cut Off Date, no party hereto shall be under any liability whatsoever pursuant to this Article X with respect to any such covenant, representation or warranty, except with respect to matters as to which it has received notice in accordance with Section 10.4 on or prior to the Cut Off Date.

          10.4 Notice of Claim. If Buyer or Seller desires to make a claim ("Claim") as Claimant against the other party as Indemnitor under Sections 10.1 or 10.2 hereof, the Claimant shall give prompt notice in writing to the Indemnitor and, in the event of a Claim by Buyer, to the Escrow Agent, setting forth the amount, nature and circumstances of the Claim. In the event of the assertion by any third party of any claim with respect to which Buyer or Seller seeks indemnification hereunder, the Indemnitor and its legal representatives shall have the right to compromise, settle or defend any such claim (and the Claimant shall cooperate with respect to any such compromise, settlement or defense); provided, however, that if the Indemnitor does not elect to compromise, settle or defend a claim subject to indemnification under this Agreement, then the Indemnitor shall indemnify the Claimant against any loss resulting from the Indemnitor's failure to pay any such liability as may finally be determined and provided, further, that the Indemnitor shall not have the right to compromise or settle any claim to the extent such claim would require the Company or the Buyer to thereafter take or not take any action whatsoever. Upon payment of indemnification by the Indemnitor or, in the event of a Claim by Buyer, the Escrow Agent pursuant to the terms of the Escrow Agreement, the Claimant will assign its rights against any applicable account debtor, insurer or other responsible party to the extent of the indemnification payment. If, as to any particular Claim, Claimant fails substantially to comply with the provisions of this Section, Claimant shall be deemed to have waived and released its rights of indemnification for such Claim.

          10.5 Indemnification as Exclusive Remedy. The indemnification provided in this Article, subject to the limitations set forth herein, shall be the exclusive post-closing remedy for damages available to Buyer and Seller with respect to this Agreement and the transactions contemplated by this Agreement. Without limitation, Buyer hereby releases Seller and any of Seller's general partner and limited partners from any claims or causes of action which Buyer might otherwise have against such party beyond the indemnification provided herein under any of the Environmental Laws. Any dispute relating to a Claim made by Buyer or arising under the Escrow Agreement shall be exclusively resolved by binding arbitration as provided in the Escrow Agreement.

                      ARTICLE XI. MISCELLANEOUS PROVISIONS

         11.1 Notice. All notices, requests, demands and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given and made when delivered in person, by registered or certified mail, by reputable overnight courier service, or by confirmed facsimile transmission; provided, however, that such transmission shall be followed by the deposit of such confirmation by registered or certified mail or reputable overnight courier service within two (2) business days following such facsimile transmission:

                  If to the Seller:

                             The Rotor Tool L.P.
                             c/o Wexford Management Corporation
                             411 West Putnam Avenue
                             Greenwich, Connecticut 06830
                             Attention: Ms. Karen Ryugo, Senior Vice President Facsimile Number: (203) 862-7463

                  with a copy to:

                             Squire, Sanders & Dempsey
                             4900 Society Center
                             127 Public Square
                             Cleveland, Ohio  44114-1304
                             Attention:  Gordon S. Kaiser, Esq.
                             Facsimile Number: 216-479-8793

                  If to Buyer:

                             INTOOL, Inc.
                             7007 Pinemont
                             Houston, Texas  77040
                             Attention:  Mr. Thomas R. Hurst, President
                             Facsimile Number: 713-460-7008


                  with a copy to:

                             Global Industrial Technologies, Inc.
                             2121 San Jacinto Street
                             Suite 2500
                             Dallas, Texas  75201
                             Attention: Graham L. Adelman, General Counsel Facsimile Number: 214-953-4597

provided, however, that if any party shall have designated a different name or address by notice to the other pursuant to this Section 11.1, then delivery shall be made under the last name or to the address so designated.

         11.2 Entire Agreement. This Agreement, the Schedules and Exhibits hereto and the agreements and other documents expressly referred to herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior letters, agreements and understandings concerning said subject matter.

         11.3 Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, Seller and their respective legal representatives, successors and assigns; provided, however, that no party may assign this Agreement or any rights hereunder without the written consent of the other. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         11.4   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         11.5 Waiver; Consent. Whenever the consent, approval, agreement, waiver, designation, notice, demand or other written action by Buyer, Seller or the Company is provided for in this Agreement, the same may only be given on behalf of such party in a writing signed by a duly authorized officer of such party. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any condition of this Agreement or breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

         11.6 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Ohio applicable to an agreement entered into and performed entirely within such State.

         11.7 Expenses and Prorations. Each of the parties hereto shall bear all expense incurred by it in connection with the negotiation of this Agreement and in the consummation of the transactions provided for herein and the preparation therefor. Notwithstanding the foregoing and except as otherwise expressly provided herein, all expenses of transfer, including without limitation, any sales, transfer, use or similar taxes, and recording and filing fees shall be divided equally between Buyer and Seller.

         11.8 Public Announcements. Except as may be required by law, neither party shall make any public announcement or filing with respect to the transactions provided for herein without the prior consent of the other parties hereto.

         11.9 Disclaimer. Buyer acknowledges that it has had full and fair opportunity to inspect the Business and the Assets, the books and records of the Business, and any other pertinent information and data, including the environmental phase I report (collectively the "Evaluation Material"), to its satisfaction, that it has independently investigated, analyzed and appraised the value and profitability thereof, that it is thoroughly acquainted with all of the foregoing, and that it has relied and is relying upon its own investigations as to the conditions and suitability of all of the foregoing in addition to the representations and warranties of Seller and the Company set forth herein. Buyer further acknowledges that in connection with any projections or other forecasts which Buyer has received from Seller or the Company, that (a) there are uncertainties inherent in attempting to make such projections and other forecasts, (b) Buyer is familiar with such uncertainties, (c) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and other forecasts so furnished to it, and (d) Buyer will have no claim against Seller with respect thereto. Buyer acknowledges that, except as expressly provided herein, Seller has not made, and the Evaluation Material does not contain, any representations or warranties on which Buyer has relied or will rely and has held out no inducements to Buyer to execute this Agreement.

         11.10 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such representing party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby, including Buyer granting Seller reasonable access to Company's books and records for the purpose of, and causing Company's employees to cooperate with Seller in, for Seller's tax matters and other reasonable needs of Seller for a period of five (5) years following the Closing or until any audits of Seller's tax returns relating to periods prior to or including the Closing Date are completed, whichever occurs later.

         11.11 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                  "Affiliate" (whether or not capitalized) means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                  "Applicable Law" means any statute, law, rule or regulation, excluding any Environmental Law, or any judgment, order, writ, injunction or decree of any Governmental Entity, excluding any judgment, order, writ, injunction or decree which is based on, or relates to, any Environmental Law, to which a specified person or property is subject.

                  "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

                  "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                  "Environmental Laws" means any law or regulation, order or standard pertaining in any way to the protection of the environment.

                  "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

                  "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                  "Knowledge" means the actual knowledge of a person and the knowledge a person, upon reasonable inquiry, should have. Knowledge relating to Seller shall be the Knowledge of Karen M. Ryugo, and Knowledge relating to the Company shall be the Knowledge of Robert W. Zellner and Stanley C. Bernat.

                  "Permits"  means  licenses,  permits,  franchises,   consents,
         approvals and other authorizations of or from Governmental Entities.

                  "Person" means any individual, corporation, partnership, joint
         venture,   association,   joint-stock   company,   trust,   enterprise,
         unincorporated organization or Governmental Entity.

                  "Proceeding" means all proceedings,  actions,  claims,  suits,
         investigations   and   inquiries  by  or  before  any   arbitrator   or
         Governmental Entity.

                  "Subsidiary" means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture, or other entity any of whose equity interest, is owned, directly or indirectly, by the Company.

                  "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

                  "Tax Return" means any return or report with respect to Taxes.

                  "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

                 "Trustee" means Shawmut Bank Connecticut, National Association.

         IN WITNESS WHEREOF, Seller, the Company and Buyer have caused this Agreement to be duly executed in their respective corporate names by their respective duly authorized officers, all as of the day and year first above written.



                                  THE ROTOR TOOL L.P.
                                  By:     Rotor Tool Management L.P.
                                  Title:  General Partner

                                  By:        Rotor Tool Management Service Corp.
                                  Title:     General Partner

                                  By:        /s/Karen M. Ryugo
                                  Name:      Karen M. Ryugo
                                  Title:     President


                                  THE ROTOR TOOL COMPANY

                                  By:        /s/Robert W. Zellner
                                  Name:      Robert W. Zellner
                                  Title:     President


                                  INTOOL, INC.


                                  By:        /s/Thomas R. Hurst
                                  Name:      Thomas R. Hurst
                                  Title:     President

                                EXHIBIT 2.2(a)(w)
                                ESCROW AGREEMENT


The Exhibit to this Exhibit will be furnished to the Securities and Exchange Commission upon request.